JOHN HANCOCK VARIABLE INSURANCE TRUST
(FORMERLY, JOHN HANCOCK TRUST)
AMENDMENT TO SUBADVISORY AGREEMENT
John Hancock Asset Management a division of Manulife Asset Management (US) LLC
(formerly, MFC Global Investment Management (U.S.), LLC)
AMENDMENT made as of this 1st of July, 2011 to the Subadvisory Agreement dated April 28, 2006, as amended (the “Agreement”), between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC (formerly, MFC Global Investment Management (U.S.), LLC), a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to compensation of the Subadviser is amended to decrease the subadvisory fee for the following funds:

a. Bond PS Series

b. Bond Trust

2.	EFFECTIVE DATE

This Amendment shall become effective on the later to occur of (i) approval of the Amendment by the Board of Trustees of John Hancock Variable Insurance Trust and (ii) execution of the Amendment.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:	/s/ Andrew Arnott
Andrew Arnott
Executive Vice President

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC
By:	/s/ Diane Landers
Diane Landers

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APPENDIX A
The Subadviser shall serve as investment subadviser for the Portfolios of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

Portfolio	Net Assets
Strategic Allocation Trust

Portfolio	Net Assets#
Active Bond Trust

#	portion of the net assets of the Active Bond Trust managed by the Subadviser as the Adviser may assign to the Subadviser from time to time.

Excess Over
	First $500 Million	Next $1 Billion	Next $1 Billion of	$2.5 Billion of
Portfolio	of Aggregate Net Assets*	of Aggregate Net Assets*	Aggregate Net Assets*	Aggregate Net Assets*
Bond Trust
Bond PS Series

Excess Over
	First $250 Million	$250 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Short-Term Government Income Trust

Excess Over
	First $150 Million	Next $350 Million	Next $2 Billion of	$2.5 Billion of
Portfolio	of Aggregate Net Assets*	of Aggregate Net Assets*	Aggregate Net Assets*	Aggregate Net Assets*
High Income Trust

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Strategic Income Opportunities Trust

Excess Over
	First $250 Million	$250 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Ultra Short Term Bond Trust

Excess Over
	First $2.5 billion	$2.5 billion of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Optimized All Cap Trust

		Next $500 Million	Excess Over
	First $500 Million	of Aggregate Net	$1 Billion of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Optimized Value Trust

Portfolio	All Asset Levels
American Fundamental Holdings Trust
American Global Diversification Trust
Core Balanced Strategy Trust
Core Diversified Growth & Income Trust
Core Fundamental Holdings Trust
Core Global Diversification Trust
Core Strategy Trust
Lifecycle 2010 Trust
Lifecycle 2015 Trust
Lifecycle 2020 Trust
Lifecycle 2025 Trust
Lifecycle 2030 Trust

A-1

Portfolio	All Asset Levels
Lifecycle 2035 Trust
Lifecycle 2040 Trust
Lifecycle 2045 Trust
Lifecycle 2050 Trust
Lifestyle Aggressive Trust
Lifestyle Balanced Trust
Lifestyle Conservative Trust
Lifestyle Growth Trust
Lifestyle Moderate Trust
Lifestyle Balanced PS Series
Lifestyle Conservative PS Series
Lifestyle Growth PS Series
Lifestyle Moderate PS Series

Portfolio	All Asset Levels
Core Allocation Trust Core Balanced Trust Core Disciplined Diversification Trust Franklin Templeton Founding Allocation Trust

*	The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)	Other Portfolio(s)
Active Bond Trust	Active Bond Fund, a series of John Hancock Funds II

High Income Trust	High Income Fund, a series of John Hancock Funds II

Short-Term Government Income Trust	Short-Term Government Income Fund, a series of John Hancock Funds II

Strategic Income Opportunities Trust	Strategic Income Opportunities Fund, a series of John Hancock Funds II

Bond Trust	Bond PS Series

Bond PS Series	Bond Trust

American Fundamental Holdings Trust
American Global Diversification Trust
Bond Trust
Bond PS Series
Core Allocation Trust
Core Balanced Trust
Core Balanced Strategy Trust
Core Disciplined Diversification Trust
Not Applicable

A-2

Trust Portfolio(s)	Other Portfolio(s)
Core Diversified Growth & Income Trust
Core Fundamental Holdings Trust
Core Global Diversification Trust
Core Strategy Trust
Franklin Templeton Founding Allocation Trust
Lifecycle 2010 Trust
Lifecycle 2015 Trust
Lifecycle 2020 Trust
Lifecycle 2025 Trust
Lifecycle 2030 Trust
Lifecycle 2035 Trust
Lifecycle 2040 Trust
Lifecycle 2045 Trust
Lifecycle 2050 Trust
Lifestyle Aggressive Trust
Lifestyle Balanced Trust
Lifestyle Conservative Trust
Lifestyle Growth Trust
Lifestyle Moderate Trust
Lifestyle Balanced PS Series
Lifestyle Conservative PS Series
Lifestyle Growth PS Series
Lifestyle Moderate PS Series
Strategic Allocation Trust
Ultra Short Term Bond Trust
     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

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